Exhibit 99.1

Orient Paper, Inc. Announces First Quarter 2016 Financial Results

Earnings Conference Call Is Scheduled for Thursday, May 12, 2016, 8:00 am ET

BAODING, China, May 11, 2016 /PRNewswire/ -- Orient Paper, Inc. (NYSE MKT: ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in North China, today announced its unaudited financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

	For the Three Months Ended March 31,
($ millions)	2016	2015	% Change
Revenue	27.9	26.5	5.3%
Regular Corrugating Medium Paper ("CMP")*	15.9	16.5	-3.7%
Light-Weight CMP**	3.0	3.2	-6.8%
Offset Printing Paper	7.1	6.8	4.9%
Tissue Paper Products	1.6	0.0	NA
Digital Photo Paper	0.3	0.0	NA
Gross profit	3.8	5.0	-24.5%
Gross margin	13.5%	18.8%	-5.3	pp
Regular Corrugating Medium Paper ("CMP")*	12.4%	17.4%	-5.0	pp
Light-Weight CMP**	21.8%	27.7%	-5.9	pp
Offset Printing Paper	16.9%	18.1%	-1.2	pp
Tissue Paper Products	11.9%	NA	NA
Digital Photo Paper	-78.0%	NA	NA
Operating income (loss)	-0.6	3.3	-117.7%
Net income (loss)	-1.4	2.1	-165.3%
EBITDA	3.6	6.0	-39.7%
Basic and Diluted earnings per share	-0.06	0.10	-164.1%

* Products from PM6
** Products from the newly renovated PM1
*** Pp represents percentage points

●	Total revenue increased by 5.3% to $27.9 million, mainly due to addition of sales of tissue paper products and digital photo paper as well as increase in sales of offset printing paper, partially offset by decrease in sales of corrugating medium paper ("CMP").

●	Total quantities sold increased by 11.4% to 70,326 tonnes, while blended average selling price ("ASP") decreased by 5.5% to $397/tonne.

●	Gross profit decreased by 24.5% to $3.8 million and gross margin decreased by 5.3 percentage points to 13.5% for the first quarter of 2016, mainly due to decease in blended ASP.

●	Net loss was $1.4 million, or $0.06 per diluted share, for the first quarter of 2016, as compared to net income of $2.1 million, or $0.10 per diluted share, for the same period of last year.

●	Earnings before interest, taxes, depreciation and amortization ("EBITDA") was $3.6 million, a decrease of 40.4% from the same period of last year.

●	The newly launched tissue paper products business generated revenue of $1.6 million with quantities sold of 1,267 tonnes and ASP of $1,258/tonne.

Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper, commented, "Despite continued headwinds posed by the weakening Chinese economy and the RMB's depreciation against the U.S. dollar, which led to a 5.5% decline in blended average selling price, revenue increased by 5.3% to $27.9 million as a result of an 11.4% increase in overall sales volume in the first quarter of 2016 as compared to the first quarter of 2015. Our tissue paper products have continued to experience strong sales growth since their commercial production launch in June 2015, and generated revenue of $1.6 million in the first quarter of 2016. Looking ahead, we expect the pricing environment for most of our products to continue to be sensitive to currency fluctuations. In the near-term, we believe that overall sales volume will increase at a healthy clip and that our tissue paper product segment will continue to experience strong growth."

First Quarter 2016 Financial Results

Revenue

For the first quarter of 2016, total revenue increased by $1.4 million, or 5.3%, to $27.9 million from $26.5 million for the same period of the last year. The increase in total revenue was primarily due to addition of sales of tissue paper products and digital photo paper as well as increase in sales of offset printing paper, partially offset by a decrease in sales of CMP. The following table summarizes revenue, volume sold and ASP by product for the first quarter of 2016 and 2015:

	For the Three Months Ended March 31,
	2016			2015
	Revenue ($'000)	Volume (tonne)	ASP ($/tonne)	Revenue ($'000)	Volume (tonne)	ASP ($/tonne)
Regular CMP	15,896	49,002	324	16,509	44,770	369
Light-Weight CMP	2,976	8,998	331	3,194	8,501	376
Offset Printing Paper	7,135	10,885	655	6,801	9,874	689
Tissue Paper Products	1,594	1,267	1,258	-	-	NA
Digital Photo Paper	313	174	1,798	-	-	NA
Total	27,914	70,326	397	26,504	63,145	420

Revenue from CMP, including both regular CMP and Light-Weight CMP, decreased by $0.8 million, or 4.2%, to $18.9 million, and accounted for 67.6% of total revenue for the first quarter of 2016, as compared to $19.7 million, or 74.3% of total revenue for the same period of last year. The Company sold 58,000 tonnes of CMP at an ASP of $325/tonne in the first quarter of 2016, as compared to 53,271 tonnes at an ASP of $370/tonne in the same period of last year.

Of the total CMP sales, revenue from regular CMP decreased by $0.6 million, or 3.7%, to $15.9 million, a result of sales of 49,002 tonnes at an ASP of $324/tonne, during the first quarter of 2016, as compared to revenue of $16.5 million, a result of sales of 44,770 tonnes at an ASP of $369/tonne, for the same period of last year. Revenue from light-weight CMP decreased by $0.2 million, or 6.8%, to $3.0 million, a result of sales of 8,998 tonnes at an ASP of $331/tonne, for the first quarter of 2016, as compared to revenue of $3.2 million, a result of sales of 8,501 tonnes at an ASP of $376/tonne, for the same period of the last year.

Revenue from offset printing paper increased by $0.3 million, or 4.9%, to $7.1 million for the first quarter of 2016, from $6.8 million for the same period of last year. The Company sold 10,885 tonnes of offset printing paper at an ASP of $655/tonne in the first quarter of 2016, as compared to 9,874 tonnes at an ASP of $689/tonne in the same period of last year.

Revenue from tissue paper products was $1.6 million. The Company sold 1,267 tonnes tissue paper products at an ASP of $1,258/tonne during the first quarter of 2016.

Revenue from digital photo paper was $0.3 million for the first quarter of 2016. The Company sold 174 tonnes of digital photo paper at an ASP of $1,798/tonne in the first quarter of 2016. In October 2014, we shut down and disassembled our digital photo paper production facilities (the PM4 and PM5 production lines) for the relocation mandated by the local county government to a new workshop that we built across the street from our main production base, Xushui Paper Mill. We completed the relocation and resumed commercial production of digital photo paper in August 2015.

Gross Profit and Gross Margin

Total cost of sales increased by $2.6 million, or 12.2%, to $24.1 million for the first quarter of 2016, from $21.5 million for the same period of last year. Cost of sales per tonne was $343 for the first quarter of 2016, as compared to $341 for the same period of last year. Costs of sales per tonne for regular CMP, light-weight CMP, offset printing paper, tissue paper products, and digital photo paper were $284, $259, $545, $1,108, and $3,200, respectively, for the first quarter of 2016, as compared to $305, $272, $564, $nil, and $nil, respectively, for the same period of last year.

Total gross profit decreased by $1.2 million, or 24.5%, to $3.8 million for the first quarter of 2016, from $5.0 million for the same period of last year. Total gross margin decreased by 5.3 percentage points to 13.5% for the first quarter of 2016, from 18.8% for the same period of last year, the decrease in total gross margin was mainly due to (i) decreased gross margins for CMP and offset printing paper, (ii) negative gross margin for digital photo production lines, and (iii) decreased gross margin for the tissue paper product line which was launched in June 2015.

Gross margin for regular CMP, light-weight CMP, offset printing paper, tissue paper products, and digital photo paper was 12.4%, 21.8%, 16.9%, 11.9% and -78.0%, respectively, for the first quarter of 2016, as compared to 17.4%, 27.7%, 18.1%, nil, and nil, respectively, for the same period of last year.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") increased by $2.6 million, or 154.7%, to $4.3 million for the first quarter of 2016, from $1.7 million for the same period of the last year. The increase was mainly due to (i) the increase in the depreciation expenses for our temporarily idle property, plant and equipment at our new tissue paper plant, and (ii) 1,133,916 shares of common stocks granted under our compensatory incentive plans, valued at $1,417,395.

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Loss from operations was $0.6 million for the first quarter of 2016, as compared to income from operations of $3.3 million for the same period of last year. Operating loss margin was 2.1% for the first quarter of 2016, as compared to operating profit margin of 12.4% for the same period of last year.

Net Income (loss)

Net loss was $1.4 million, or $0.06 per basic and diluted share, for the first quarter of 2016, as compared to net income of $2.1 million, or 0.10 per basic and diluted share, for the same period of last year.

EBITDA

EBITDA decreased by $2.4 million, or 40.4%, to $3.6 million for the first quarter of 2016, from $6.0 million for the same period of last year. See the reconciliation of EBITDA to Net Income below.

Cash, Liquidity and Financial Position

As of March 31, 2016, the Company had cash and cash equivalents, short-term debt (including notes payable and related party loan), current capital lease obligations, long term debt (including related party loans) and non-current capital lease obligations of $3.7 million, $22.7 million, $6.8 million, $19.1 million and $3.2 million, respectively, as compared to $2.6 million, $27.7 million, $6.9 million, $19.0 million and $3.2 million, respectively, at the end of 2015.

Net cash used in operating activities was $0.5 million for the first quarter of 2016, as compared to $2.0 million for the same period of last year. Net cash used in investing activities was $0.4 million for the first quarter of 2016, as compared to $2.7 million for the same period of last year. Net cash provided by financing activities was $1.9 million for the first quarter of 2016, as compared to $3.3 million for the same period of last year.

Earnings Conference Call:

The Company's management will host a conference call to discuss its first quarter 2016 financial results at 8:00 am US Eastern Time (5:00 am US Pacific Time/ 8:00 pm Beijing Time) on Thursday, May 12, 2016.

To attend the conference call, please dial-in using the information below. When prompted upon dialing-in, please provide the conference ID or ask for the "Orient Paper First Quarter 2016 Earnings Conference Call."

Conference Call
Date:	Thursday, May 12, 2016
Time:	8:00 am ET
International Toll Free:	United States: +1-855-500-8701
Mainland China: 400-120-0654
Hong Kong: 800-906-606
International: +65-6713-5440
Conference ID:	5194242

This conference call will be broadcast live on the Internet and can be accessed by all interested parties at http://www.orientpaperinc.com/, or http://edge.media-server.com/m/p/trsne9an.

Please access the link at least fifteen minutes prior to the start of the call, to register, download, and install any necessary audio software.

A playback will be available through May 20, 2016. To listen, please dial +1-855-452-5696 if calling from the United States, or +61-290-034-211 if calling internationally. Use the passcode 5194242 to access the replay.

About Orient Paper, Inc.

Orient Paper, Inc. ("Orient Paper") is a leading paper manufacturer in North China. Using recycled paper as its primary raw material (with the exception of its digital photo paper and tissue paper products), Orient Paper produces and distributes three categories of paper products: corrugating medium paper, offset printing paper, and other paper products, including digital photo paper and tissue paper products.

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With production based in Baoding and Xingtaiin North China's Hebei Province, Orient Paper is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country.

Orient Paper's production facilities are controlled and operated by its wholly owned subsidiary Shengde Holdings Inc, which in turn controls and operates Baoding Shengde Paper Co., Ltd., and Hebei Baoding Orient Paper Milling Co., Ltd.

Founded in 1996, Orient Paper has been listed on the NYSE MKT under the ticker symbol "ONP" since December 2009. For more information about the Company, please visit http://www.orientpaperinc.com.

Note 1: Non-GAAP Financial Measures

In addition to our U.S. GAAP results, this press release also includes a discussion of EBITDA, a non-GAAP financial measure as defined by the SEC. The Company defines EBITDA as net income before interest, income taxes, depreciation and amortization. EBITDA is a key measure used by management to evaluate our results and make strategic decisions. Management believes this measure is useful to investors because it is an indicator of operational performance. Because not all companies use identical calculations, the Company's presentation of EBITDA may not be comparable to similarly titled measures of other companies, and should not be viewed as an alternative to measures of financial performance or changes in cash flows calculated in accordance with the U.S. GAAP.

Reconciliation of Net Income to EBITDA (Amounts expressed in US$)
(in millions)	For the Three Months Ended
	March 31
	2016	2015
Net income(loss)	$(1.4)	$2.1
Add: Income tax	0.1	0.8
Add: Net interest expense	0.7	0.6
Add: Depreciation and amortization	4.2	2.5
EBITDA	$3.6	$6.0

Safe Harbor Statements

This press release may contain forward-looking statements. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company's public filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K. All information provided in this press release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

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ORIENT PAPER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2016 AND DECEMBER 31, 2015

(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$3,651,469	$2,641,917
Restricted cash	8,729,029	10,779,845
Accounts receivable (net of allowance for doubtful accounts of $73,693 and $38,865 as of March 31, 2016 and December 31, 2015, respectively)	3,616,350	1,904,396
Inventories	9,881,477	9,205,420
Prepayments and other current assets	499,459	1,812,415
Total current assets	26,377,784	26,343,993

Prepayment on property, plant and equipment	1,411,503	1,404,460
Property, plant, and equipment, net	203,317,757	206,191,158
Value-added tax recoverable	3,109,586	3,266,454
Deferred tax assets	2,025,261	1,420,854
Total Assets	$236,241,891	$238,626,919
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Short-term bank loans	$13,929,301	$13,859,800
Current obligations under capital lease	6,761,558	6,860,412
Accounts payable	849,581	253,425
Notes payable	8,729,029	13,859,800
Due to a related party	409,292	368,751
Accrued payroll and employee benefits	291,894	531,912
Other payables and accrued liabilities	4,645,158	3,902,971
Income taxes payable	1,305,529	600,876
Total current liabilities	36,921,342	40,237,947
Loans from credit union	5,200,272	5,174,325
Loans from a related party	13,929,301	13,859,800
Deferred gain on sale-leaseback	274,400	327,637
Long-term obligations under capital lease	3,166,457	3,217,785
Total liabilities (including amounts of the consolidated VIE without recourse to the Company of $59,457,062 and $62,775,049 as of March 31, 2016 and December 31, 2015, respectively)	59,491,772	62,817,494
Commitments and Contingencies
Stockholders' Equity
Common stock, 500,000,000 shares authorized, $0.001 par value per share, 21,450,316 and 20,316,400 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	21,450	20,316
Additional paid-in capital	50,635,243	49,218,982
Statutory earnings reserve	6,080,574	6,080,574
Accumulated other comprehensive income	7,240,214	6,343,019
Retained earnings	112,772,638	114,146,534
Total stockholders' equity	176,750,119	175,809,425
Total Liabilities and Stockholders' Equity	$236,241,891	$238,626,919

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ORIENT PAPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(Unaudited)

	Three Months Ended March 31,
	2016	2015

Revenues	$27,914,333	$26,504,344
Cost of Sales	(24,148,449)	(21,517,611)
Gross Profit	3,765,884	4,986,733
Selling, general and administrative expenses	(4,346,251)	(1,706,392)
Income (Loss) from Operations	(580,367)	3,280,341
Other Income (Expense):
Interest income	30,787	48,808
Subsidy income	-	230,043
Interest expense	(720,889)	(648,218)
Income (Loss) before Income Taxes	(1,270,469)	2,910,974
Provision for Income Taxes	(103,427)	(805,485)
Net Income (Loss)	(1,373,896)	2,105,489
Other Comprehensive Income:
Foreign currency translation adjustment	897,195	(667,546)
Total Comprehensive Income (Loss)	$(476,701)	$1,437,943
Earnings (Loss) Per Share:
Basic and Fully Diluted Earnings per Share	$(0.06)	$0.10
Weighted Average Number of Shares
Outstanding - Basic and Fully Diluted	21,311,726	20,316,400

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ORIENT PAPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(Unaudited)

	Three Months Ended March 31,
	2016	2015

Cash Flows from Operating Activities:
Net income (loss)	$(1,373,896)	$2,105,489
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,167,672	2,514,884
Allowance for bad debts	34,325	2,132
Share-based compensation expenses	1,417,395
Deferred tax	(591,959)	(150,970)
Changes in operating assets and liabilities:
Accounts receivable	(1,721,557)	(106,604)
Prepayments and other current assets	1,481,966	2,093,569
Inventories	(624,282)	(3,818,979)
Accounts payable	589,584	839,255
Notes payable	(5,153,927)	(5,958,777)
Accrued payroll and employee benefits	(240,522)	(136,260)
Other payables and accrued liabilities	833,835	(315,737)
Income taxes payable	695,387	956,456
Net Cash Used in Operating Activities	(485,979)	(1,975,542)
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(428,842)	(2,671,647)
Net Cash Used in Investing Activities	(428,842)	(2,671,647)
Cash Flows from Financing Activities:
Proceeds from related party loans	14,000	80,000
Repayments of related party loans	(14,000)	(80,000)
Payment of capital lease obligation	(198,931)	(471,459)
Release of restricted cash	2,086,113	3,793,429
Net Cash Provided by Financing Activities	1,887,182	3,321,970
Effect of Exchange Rate Changes on Cash and Cash Equivalents	37,191	(21,687)
Net Increase/(Decrease) in Cash and Cash Equivalents	1,009,552	(1,346,906)
Cash and Cash Equivalents - Beginning of Period	2,641,917	3,891,473
Cash and Cash Equivalents - End of Period	$3,651,469	$2,544,567
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest, net of capitalized interest cost	$539,987	$302,281
Cash paid for income taxes	$-	$-

CONTACT: Company Contact: Orient Paper, Inc., Email: ir@orientpaperinc.com; Investor Relations: Tina Xiao, Weitian Group LLC, Email: onp@weitian-ir.com, Phone: +1-917-609-0333

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